EXHIBIT 7


                             JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Strategic Hotel Capital, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

                                                            Dated:  July 9, 2004

THE GOLDMAN SACHS GROUP, INC.

By:    /s/  Roger S. Begelman
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Name:  Roger S. Begelman
Title: Attorney-in-Fact

GOLDMAN, SACHS & CO.

By:    /s/  Roger S. Begelman
       ------------------------------------
Name:  Roger S. Begelman
Title: Attorney-in-Fact

WH ADVISORS, L.L.C. VII

By:    /s/  Roger S. Begelman
       ------------------------------------
Name:  Roger S. Begelman
Title: Attorney-in-Fact

WH ADVISORS, L.L.C. IX

By:    /s/  Roger S. Begelman
       ------------------------------------
Name:  Roger S. Begelman
Title: Attorney-in-Fact

WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP VII

By:    /s/  Roger S. Begelman
       ------------------------------------
Name:  Roger S. Begelman
Title: Attorney-in-Fact

WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP IX

By:    /s/  Roger S. Begelman
       ------------------------------------
Name:  Roger S. Begelman
Title: Attorney-in-Fact

WHSHC, L.L.C.

By:    /s/  Roger S. Begelman
       ------------------------------------
Name:  Roger S. Begelman
Title: Attorney-in-Fact

W9/WHSHC, L.L.C. I
By:    /s/  Roger S. Begelman
       ------------------------------------
Name:  Roger S. Begelman
Title: Attorney-in-Fact